Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (the Company), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip Martens
Philip Martens
President and Chief Executive Officer (Principal Executive Officer)
Date: February 8, 2011
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report.